Note Extension and Amendment Agreement

Agreement dated as of the 25th day of February 2011 (this “Agreement”) by and among ThermoEnergy Corporation, a Delaware corporation (“ThermoEnergy”) and the individual and entities named on Schedule I hereto  (collectively, the “Lenders”).

Whereas, pursuant to that certain Bridge Loan Agreement effective as of March 1, 2010 by and among ThermoEnergy and the Lenders (as amended, the “Bridge Loan Agreement”); the Lenders made bridge loans to ThermoEnergy in the aggregate principal amount of $4,625,001.00 (the “Loans”); and

Whereas, the Loans, and ThermoEnergy’s obligations with respect thereto, are memorialized by a series of promissory notes referred to in the Bridge Loan Agreement as the “Notes”;

Whereas, the Notes are due and payable on February 28, 2011; and

Whereas, a portion of the Loans has been surrendered to ThermoEnergy, in accordance with the Bridge Loan Agreement, in satisfaction of the Lenders’ obligations to purchase shares of ThermoEnergy’s Series B Convertible Preferred Stock (the “Series B Stock”) pursuant to that certain Securities Purchase Agreement dated as of November 19, 2009 by and among ThermoEnergy and the Lenders; and

Whereas, an aggregate of $2,803,088.76 of principal and accrued interest under the Notes remains outstanding, as set forth in greater detail on Schedule I hereto; and

Whereas, the due performance and payment of ThermoEnergy’s under the Notes is secured by a pledge of certain assets of ThermoEnergy pursuant to that certain Security Agreement dated as of March 1, 2010 by and among ThermoEnergy, the Lenders and The Quercus Trust, as agent for itself and the other Lenders (the “Security Agreement”); and

Whereas, ThermoEnergy and the Lenders desire to extend to February 29, 2012 the maturity date of the Notes and to amend and restate the Notes as hereinafter set forth;

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ThermoEnergy and the Lenders hereby agree as follows:

1.           Closing Deliveries.  At a closing (the “Closing”) to be held at the offices of Nixon Peabody llp, 100 Summer Street, Boston, Massachusetts at 1:00 p.m. on February 25, 2011 (or at such other place and on such other date as ThermoEnergy and the Lenders may agree), ThermoEnergy shall, against delivery by each Lender of his or its Note or Notes for cancellation, deliver to such Lender an Amended and Restated Promissory Note, in the form attached hereto as Exhibit A, in the principal amount set forth under the heading “Principal Amount of Amended and Restated Note” opposite such Lender’s name on Schedule I hereto (the “Amended Note”)

2.           Compliance with Obligations.  Each Lender, severally and not jointly, hereby represents and warrants that, to the best of the knowledge of such Lender, ThermoEnergy has performed all of its obligations under the Notes and the Security Agreement, and such Lender has no knowledge of any event or condition which, with the giving of notice, the passage of time, or otherwise, would constitute an Event of Default under either the Notes or the Security Agreement.

3.           ThermoEnergy’s Representations and Warranties.  ThermoEnergy hereby represents and warrants to the Lenders as follows:

3.1           Organization and Qualification.  ThermoEnergy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  ThermoEnergy is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.  ThermoEnergy is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could have or could reasonably be expected to result in a material adverse effect on ThermoEnergy or its business, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

3.2           Authorization and Enforceability.  The execution and delivery by ThermoEnergy of this Agreement, the Amended Notes and the Security Agreement, and performance by ThermoEnergy of its obligations under this Agreement, the Security Agreement and the Amended Notes, have been duly authorized by all necessary corporate action on the part of ThermoEnergy, its Board of Directors and its shareholders.  This Agreement, the Security Agreement and the Notes have been duly executed by ThermoEnergy and constitute the valid and legally binding obligation of ThermoEnergy, enforceable against ThermoEnergy in accordance with their respective terms.  The Amended Notes, when issued as contemplated by this Agreement against delivery by the Lenders of the Notes for cancellation, will be the legal, valid and binding obligations of ThermoEnergy, enforceable against ThermoEnergy in accordance with their respective terms.

3.3           Other Agreements.  Neither the execution and delivery of this Agreement nor the performance of this Agreement by ThermoEnergy will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of ThermoEnergy’s Certificate of Incorporation or bylaws or any instrument, commitment or obligation to which ThermoEnergy is a party, or by which ThermoEnergy or any of ThermoEnergy’s assets may be bound, or (b) except as contemplated by the Security Agreement, result in the creation of any lien, security interest, charge or encumbrance on any of ThermoEnergy’s assets or (c) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to ThermoEnergy or any of ThermoEnergy’s assets.

3.4           Series B Shares and Common Stock.  The shares of ThermoEnergy’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) issuable upon conversion of the Amended Notes (the “Series B Shares”) are duly authorized and, when issued in accordance with the terms of the Amended Notes, will be validly issued shares of Series B Preferred Stock, fully paid, non-assessable and free of preemptive and similar rights and entitled to all of the rights and preferences of the Series B Preferred Stock as set forth in Article IV of ThermoEnergy’s Certificate of Incorporation.  A sufficient number of shares of ThermoEnergy’s Common Stock, par value $0.001 per share (the “Common Stock”) to permit exercise in full of the Warrants issuable upon conversion of the Amended Notes as hereinafter provided (the “Warrant Shares”) and full conversion of the Series B Shares (the “Conversion Shares”) have been reserved and set aside and such shares of Warrant Shares and Conversion Shares will, when issued and paid for upon exercise of the Warrants or conversion of the Series B Shares in accordance with their respective terms, be duly authorized and validly issued shares of Common Stock, fully paid, non-assessable and free of preemptive and similar rights.

3.5           SEC Documents.  ThermoEnergy has, since January 1, 2010, filed all of the reports, proxy statements and other documents (collectively, the “SEC Documents”) that ThermoEnergy has been required to file with the Securities and Exchange Commission (the “Commission”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading.  The financial statements of ThermoEnergy included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q  of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of ThermoEnergy and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

4.           Lenders’ Representations and Warranties.  Each of the Lenders, severally and not jointly, hereby represents and warrants to ThermoEnergy as follows:

4.1           Organization and Authority.  Such lender, if it is an entity, is duly organized, validly existing and in good standing under the laws of state of its organization or incorporation and has the requisite power and authority to enter into, and to consummate the transactions contemplated by, this Agreement and otherwise to carry out its obligations hereunder.

4.2           Authorization and Enforceability.  The execution and delivery of this Agreement by such Lender and the performance by such Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or partnership or other applicable like action, on the part of such Lender.  This Agreement has been duly executed by such lender and constitutes the valid and legally binding obligation of such Lender, enforceable against him or it in accordance with their respective terms.

4.3           Other Agreements.  Neither the execution and delivery of this Agreement nor the performance of this Agreement by such Lender will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of such Lender’s Certificate of Organization, operating agreement, or other governing document (if such Lender is an entity) or any instrument, commitment or obligation to which such Lender is a party, or by which such Lender or any of his or its assets may be bound, or (b) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to such Lender.

4.4           Access to Information Regarding ThermoEnergy.  Such Lender acknowledges that he or it has been afforded (i) access to information about ThermoEnergy and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to enter into this Agreement and (ii) the opportunity to obtain such additional information that ThermoEnergy possesses or can acquire without unreasonable effort or expense that such Lender deems necessary to make an informed investment decision with respect to this Agreement.

4.5           Investment Representations.  Such Lender is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”)), it understands that the Series B Shares, the Warrants, the Warrant Shares and the Conversion Shares issuable to such lender pursuant to this Agreement have not been registered under the Securities Act of 1933 or under any applicable state securities laws and may not be resold with such registration unless an applicable exemption from the registration requirements of the Securities Act of 1933 and the applicable state securities laws is available, and such Lender is acquiring his or its Amended Note and will acquire his or its Series B Shares, Warrants, Warrant Shares and Conversion Shares for investment for such Lender’s own account and not with a plan or present intention to distribute or resell such securities.

4.6           Independent Investment Decision.  Such Lender has independently evaluated the merits of his or its decision to enter into this Agreement and confirms that he or it has not relied on the advice of ThermoEnergy or any of its officers or directors in making such decision.  Such Lender acknowledges and agrees that ThermoEnergy has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

5.           Optional Conversion of Amended Notes.  All or any portion of the outstanding principal and accrued interest on each Lender’s Amended Note may be converted at any time at the option of such Lender into shares of Series B Preferred Stock at a price of $2.40 per share as provided in the Amended Note and, as an inducement to the Lender to effect such a conversion, ThermoEnergy will issue to each Lender effect such a conversion, at the time of such conversion, a five-year Common Stock Purchase Warrant in substantially the same form attached hereto as Exhibit B (each, a “Warrant”) for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on the Amended Note so converted by (ii) $0.30.

6.           Mandatory Conversion of Amended Notes.

6.1           Conversion upon CASTion Notes Payment.  In the event, prior to the maturity date of the Amended Notes, ThermoEnergy pays in full the entire outstanding principal amount of, and interest accrued on, those certain Amended and Restated Promissory Notes due February 29, 2012 issued, as of January 4, 2011, to (i) BancBoston Ventures, Inc., (ii) BCLF Ventures I, LLC, (iii) Essex Regional Retirement Board, (iv) Massachusetts Technology Development Corporation and (v) Spencer Trask Specialty Group, LLC (collectively, the “CASTion Notes”) (whether by payment in cash, conversion in accordance with the terms of the CASTion Notes, or any combination thereof), then simultaneously with the payment of the CASTion Notes, the entire outstanding principal amount of, and accrued but unpaid interest on, the Amended Notes shall automatically convert into shares of Series B Preferred Stock at a price of $2.40 per share.  Upon such conversion ThermoEnergy will issue to each Lender a Warrant for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on such Lender’s Amended Note so converted by (ii) $0.30.

6.2           Market-Triggered Conversion.  If at any time (i) the closing price of the Common Stock on any trading day on the principal trading market on which the Common Stock is listed or traded, or if the Common Stock is not listed on a trading market, in the over-the-counter market, as reported by the OTC Bulletin Board, or if the Common Stock is not then listed on a trading market or quoted on the OTC Bulletin Board, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) equals or exceeds $0.72 per share  for twenty (20) consecutive trading days and (ii) the daily average trading volume of the Common Stock exceeds 30,000 shares for twenty (20) consecutive trading days, then upon notice from ThermoEnergy to the Lenders, the entire principal amount of the Amended Notes then remaining outstanding, plus all accrued and unpaid interest thereon, shall automatically convert into shares of Series B Preferred Stock at a price of $2.40 per share.  Upon such conversion ThermoEnergy will issue to each Lender a Warrant for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on such Lender’s Amended Note so converted by (ii) $0.30.

7.           General Provisions.

7.1           Governing Law and Jurisdiction.  This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Wilmington, Delaware in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law.

7.2           Entire Agreement.  This Agreement, the Security Agreement and the Amended Notes contain the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersede all prior negotiations, commitments, agreements and understandings between them with respect hereto.

7.3           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4           Counterparts.  This Agreement may be executed in any number of counterparts (each of which shall be deemed an original but all of which, taken together, shall constitute a single agreement) and may be effected by facsimile or electronic signature.

In witness whereof, ThermoEnergy and the Lenders have executed this Agreement as of the date first above written.

ThermoEnergy Corporation		The Quercus Trust

By:	/s/ Cary G. Bullock	By:	/s/ David Gelbaum
Cary G. Bullock, President and CEO
Focus Fund, l.p.
/s/ Robert S. Trump
	Robert S. Trump	By:	/s/ J. Winder Hughes III

Empire Capital Partners, ltd		Empire Capital Partners, lp

By:	Empire Capital Management, llc,	By:	Empire gp, llc, its General Partner
its Investment Manager
		By:	/s/ Peter S. Richards
By:	/s/ Peter S. Richards

Empire Capital Partners Enhanced Master Fund, ltd

By:	Empire Capital Management, llc,
its Investment Manager

By:	/s/ Peter S. Richards

Note Extension and Amendment Agreement Signature Page

Schedule I

Investor	Principal Amount of Original Note	Principal Balance of Original Note at 2/25/2011	Interest Accrued through 2/24/2011	Principal Amount of Amended and Restated Note

The Quercus Trust 1835 Newport Blvd. A109-PMC 467 Costa Mesa, CA 92627	$2,180,000.00	$990,211.85	$19,526.03	$1,009,737.88

Robert S. Trump 89 10th Street Garden City, NY 11530	$1,220,000.00	$923,173.07	$21,162.89	$944,335.96

Focus Fund L.P. P.O. Box 389 Ponte Vedra, FL 32004	$125,000.00	$26,065.75	$630.27	$26,696.02

Empire Capital Partners, LP One Gorham Island, Suite 201 Westport, CT 06880	$366,667.00	$267,644.04	$6,462.25	$274,106.30

Empire Capital Partners, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$366,667.00	$267,644.04	$6,462.25	$274,106.30

Empire Capital Partners Enhanced Master Fund, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$366,667.00	$267,644.04	$6,462.25	$274,106.30